UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2006
Planet Technologies, Inc.
(Formerly known as “Planet Polymer Technologies, Inc.”)
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

0-26804 (Commission File No.)	33-0502606 (IRS Employer Identification No.)
96 Danbury Road
Ridgefield, Connecticut 06877
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (800) 255-3749
☐	Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation.
Item 8.01. Other Events.
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement.
On August 10, 2006, Planet Technologies, Inc. (the “Company”) entered into a Merger Agreement with its wholly owned subsidiary, Allergy Control Products, Inc., a Delaware corporation, wherein the surviving entity would be incorporated in the State of Delaware under the name of “Planet Technologies, Inc.” The result of the merger will be the change of the state of incorporation of the Company from California to Delaware. The Company shareholders approved the merger on August 1, 2006 at the Company annual shareholders’ meeting (as discussed below).
Item 2.03. Creation of a Direct Financial Obligation.
          On August 7, 2006, the Company entered into a promissory note with Windamere III, LLC, a California limited liability company (“Windamere”), wherein Windamere agreed to make a loan in the amount of $250,000 to the Company with interest thereon at the fixed rate of seven percent (7%) per annum, calculated on the basis of a 365-day year compounded annually, until paid in full. All sums owing hereunder are payable in lawful money of the United States of America. The outstanding principal balance of this note (“Principal”), together with all accrued but unpaid interest, shall be due and payable August 6, 2008 (“Maturity Date”). The note is unsecured and may be prepaid in whole or in part at any time without penalty.
          This loan is an addition to the $250,000 previously paid to the Company in the form of a loan under similar terms and conditions by Windamere, creating a total Company obligation to Windamere of $500,000.
          In consideration of Windamere’s agreement to make loans in the aggregate amount of $500,000 to the Company, the Company granted to Windamere the right to demand the Company to effect a registration statement for the Windamere common-stock shares, subject to certain restrictions.
          Mr. Glenn, the Company’s CEO and Chairman of the Board is the Managing Member of Windamere and also holds a financial interest in Windamere. This relationship was disclosed to the Company Board of Directors.
Item 8.01. Other Events.
          The Company held its Annual Shareholders’ Meeting on August 1, 2006 (“Meeting”). The following proposals were voted on and approved at said Meeting:
1.	The following directors were elected for a one year term: (a) Scott Glenn, (b) Ellen Preston, (c) Eric Freedus, (d) H. Mac Busby, (e) Michael Trinkle, (f) Michael Walsh, and (g) Ed Steube.

2.	The merger of the Company with its wholly owned subsidiary, Allergy Control Products, Inc., resulting in the surviving entity under the name “Planet Technologies, Inc.” with Delaware as the surviving entity State of incorporation.

3.	Increase in the number of options available for issuance under the Company’s 2000 Stock Option Plan from 350,000 to 2,000,000.

4.	Ratification of JH Cohn, LLP as the Company’s independent auditor for the period ended December 31, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.
Dated: August 11, 2006	By:	/s/ Scott L. Glenn
Scott L. Glenn
Chief Executive Officer and President

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